Exhibit 10.9

CONSULTING AGREEMENT

THIS AGREEMENT ("Agreement") is executed this 19th day of July 2019, by and between Cosmos Group Holdings, Inc.., a corporation organized under the laws of Nevada (“Company”), and Hung-Yi HUNG ("Consultant").

RECITALS

WHEREAS, the Company desires to engage Consultant, and the Consultant desires to provide, certain services to the Company; and

WHEREAS, the Company and Consultant desire to set forth their understandings and agreements in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                   Engagement of Consultant.

1.1                      Engagement. Subject to the terms and conditions set forth herein, the Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide the services set forth in Exhibit A hereto, for the compensation hereinafter set forth. Consultant shall be subject to the direction of the Chief Executive Officer and the Board of Directors of the Company.

1.2                      Key Performance Objectives. During the Term, Consultant shall meet the following key performance objectives (each a “KPO”):

KPO		Achievement Date
1.	Provide a reasonably concrete three to five-year research and development plan (the "Plan") for the Company	July 17th, 2021
2.	Develop strategic partnerships required by the Plan
3.	Meet the overall financial target of 10% Return of Capital Employed for capital injected.

2.                   Compensation and Expenses.

2.1                      Compensation. During the Term, the Company hereby covenants and agrees to pay Consultant a fee of up to 1,074,647 shares of the Company’s common stock at a price of US$8.99 per share, which is the fair market value of the common stock. (collectively, the “Shares”).

2.2                      Invoices; Reimbursements. Consultant shall submit an invoice with all statements for Services and payments will be invoiced and paid in advance of each month for Service rendered. The Company shall reimburse Consultant for all reasonable and documented business-related expenses actually incurred in connection with the performance of the Services hereunder and submitted to the Company in compliance with such policies and procedures as the Company may establish from time to time (all of which shall be subject to reasonable audit by the Company). Notwithstanding the foregoing, Consultant shall not incur any expenses that would cause the expenses incurred by Consultant to exceed One Thousand Dollars (US$1,000) in the aggregate per month without the prior written approval of the Board of Directors of the Company.

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2.3                      No Other Compensation. Unless otherwise provided by the Company, Consultant shall not be entitled to any other payments or to participate in any benefit plans or programs of the Company pursuant to this Agreement.

3.                   Term. The term (the “Term”) shall commence as of the date of this Agreement and shall continue to be effective for 2 years (the “Initial Term”) unless earlier terminated pursuant to the provisions of Section 4 below. Thereafter, the parties may mutually elect to renew the Agreement for secuential six (6) month periods (each, a “Renewal Term” and together with the Initial Term, the “Term”) by giving written notice of renewal three (3) days prior to the expiration of the then current period. In no event shall either party have any obligation to extend or renew this Agreement following the end of the term hereunder.

4.                   Termination.

4.1                Grounds for Terminination. This Agreement shall terminate on the earliest to occur of the following:

a.                   the expiration of the Term;

b.                   the death of Consultant;

c.                    failure to meet any KPO

d.                   After the Initial Term, upon seven (7) days’ prior written notice from either party to the other;

e.                    upon written notice from the Company to Consultant that its engagement is being terminated for “Cause.” As used herein, for “Cause” means a termination of Consultant’s engagement by the Company due to (A) Consultant’s continued (after the cure period set forth below) gross negligence and/or misconduct (including but not limited to dishonesty, fraud, deceit, or material incidents of insubordination), (B) the conviction (by trial, upon a plea or otherwise) of Consultant of, or the admission of guilt by Consultant of, a felony or a crime involving moral turpitude or any other act of dishonesty, fraud or deceit or is punishable by imprisonment of thirty (30) days or more, provided, however, that nothing in this Agreement shall obligate the Company to pay any compensation or vest any stock options during any period that Consultant is unable to perform its or his duties hereunder due to any incarceration, and also provided, however, that nothing shall prevent Consultant’s termination under another section of this Agreement if it provides independent grounds for termination, (C) a breach of fiduciary duty to the Company, (D) termination of this Agreement pursuant to Section 4.1(c) above, or (E) a breach of this Agreement that adversely affects the Company; provided that the Company may not terminate Consultant’s engagement pursuant to clauses (A) or (D), unless, as to matters that are capable of cure within the Term, the Company has given Consultant written notice of such matters in specific detail and of its intention to so terminate Consultant if such matter is not remedied within ten (10) days after written notice thereof from the Company.

4.2                Effect of Termination. In the case of a termination of Consultant’s engagement under this Agreement: (i) the Company shall pay or provide to Consultant a lump sum equal to the amount of accrued but unpaid compensation, through the date of termination, less the sum of all required amounts due and payable from or otherwise owed by the Consultant to the Company; and (ii) all unvested Shares as of the date of termination shall be forfeited by the Consultant. In the event of a termination for Cause, the Consultant shall return that number of Shares determined in accordance with the formula set forth below:

Number of days unserved in the Initial Term	x	No. of Shares
Number of days of the Initial Term

Whether termination is initiated by Company, Consultant, or both, Consultant shall return all property of Company, including all Company equipment in Executive's possession, all Company keys and credit cards, all originals and copies of Company books, manuals, records, reports, notes, contracts, customer lists and confidential information, including items saved on computer hard drives, disks, flash drives, CD ROMS, tapes, back-up tapes, DVDs and all other types of recordings. In addition, Executive shall not retain any copies, abstracts or other physical embodiment of any confidential information.

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5.                   Proprietary Information, Inventions and Non-Competition Agreement. Consultant shall, concurrently with the execution of this Agreement, enter into a Proprietary Information, Inventions and Non-Competition Agreement with the Corporation substantially in the form attached hereto as Exhibit B (the “PIIA”). The PIIA must be signed and returned by Consultant to the Company before this Agreement will become effective.

6.                   Representations, Warranties and Covenants.

6.1                Each of the parties hereto, severally and solely with respect to itself, hereby represents and warrants that:

a.                   it has all requisite power and authority to enter into and perform this Agreement and such other related agreements to which it is a party and to carry out the transactions contemplated thereby;

b.                   neither the execution and delivery of such agreements nor the consummation of the transactions contemplated thereby will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority, which violation, either individually or in the aggregate, could have an adverse effect on its operations, activities or business, as applicable; and

c.                    the execution and delivery of this Agreement and such other related agreements to which it is a party does not, and, the consummation of the transactions contemplated hereby and thereby shall not (x) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a conflict under any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which it is a party or any of its properties or assets are subject, or any applicable law applicable to it or its properties or assets, or (y) require any notice under any agreements, contract, lease, license, instrument or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of their respective assets).

6.2             Consultant further represents and warrants to the Company that it will perform all Services in a workmanlike manner consistent with generally accepted industry standards.

6.3              EXCEPT FOR THE WARRANTIES SET FORTH IN SECTION 6.1 ABOVE 6.2 ABOVE, THE PARTIES HERETO MAKE NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THIS AGREEMENT AND DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

7.                   Limitation on Liability. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF ANY PARTY UNDER THIS AGREEMENT, REGARDLESS OF THE BASIS OR NUMBER OF THE CLAIM(S), EXCEED THE LESSER OF: (i) THE AGGREGATE AMOUNT ACTUALLY PAID BY THE COMPANY PURSUANT TO THIS AGREEMENT AT THE TIME SUCH CLAIM(S) IS/ARE FINALLY ADJUDICATED WITHOUT FURTHER RIGHTS OF APPEAL, OR (ii) THE MAXIMUM COMBINED AGGREGATE TWO THOUSAND DOLLARS ($2,000). IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING THE LOSS OF ANTICIPATED PROFITS ARISING FROM ANY BREACH OF THIS AGREEMENT, EVEN IF THE BREACHING PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE.

8.                   Publicity. Consultant agrees that the Company shall have the sole and exclusive right to issue publicity concerning Consultant with respect to Consultant's engagement hereunder and the results and proceeds of Consultant's services hereunder, except neither Consultant nor the Company shall issue any press release or other public announcement with respect to the execution or the terms of this Agreement without the consent of the other.

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9.                   Independent Contractor. Consultant shall at all times be considered an independent contractor and not an employee of the Company for purposes of this Agreement. Consultant shall have no right or authority to make any representation, covenant, agreement or warranty, express or implied, on the Company's behalf, or to bind the Company in any manner unless expressly set forth in this Agreement, or specifically authorized in writing by the Company. Consultant is employed as an independent contractor and agrees that, as such, the Company is not obligated to and will not withhold from Consultant's compensation under this Agreement any amounts for federal income taxes, Social Security, Medicare or similar items. Consultant, as an independent contractor, acknowledges that he shall remain solely responsible for all federal, state and local taxes, tax returns and reports to be paid or filed in connection with the performance of his duties under this Agreement.

10.                Miscellaneous.

10.1            Governing Law. This Agreement shall be governed by the laws of the State of Nevada without regard to conflict of law rules or principles.

10.2            Arbitration. The parties agree to resolve any controversy or claim arising out of or relating to this Agreement, or the breach thereof, by and between the parties, their successors, assigns, officers, shareholders and directors, by mediation administrated by a mediator chosen by the parties using the American Arbitration Association (AAA) Commercial Mediation or such other tribunal as may be mutually determined by the parties (the “Tribunal”). If the parties fail to settle such dispute within thirty (30) days of appointing such mediator, such dispute shall be settled by final and binding arbitration administered by the Tribunal under its arbitration rules, in effect as of the time of filing the arbitration, with a single arbitrator. The arbitrator selected shall be experienced in securities law. The arbitration shall take place in Hong Kong. The arbitrator shall not be entitled to award legal fees and costs to the prevailing party. The parties shall be entitled to discovery by requests for admission, requests for production of documents and by depositions limited to no more than five individuals. The discovery period shall be completed within sixty days of the appointment of the arbitrator and the arbitration will commence within ninety days of the notice of the dispute, with an award rendered in writing within 120 days of the notice of the dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

In the event of conflicting arbitration provisions between this Agreement and other documents between the parties hereto, the provisions of this paragraph will control.

This arbitration provision survives the termination of this Agreement, and governs any disputes between the parties hereto, whenever said dispute(s) may arise.

10.3            Successors and Assigns. This Agreement may not be assigned by Consultant without the prior express written consent of the Company. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the parties.

10.4            Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party on the date delivered when delivered personally (by courier service or otherwise), when delivered by facsimile, with a confirming copy sent by overnight mail, or on the date receipt is acknowledged if sent by first-class registered or certified mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below; provided that delivery shall be deemed complete when delivered to the address designated below and shall not require actual receipt by the individual to whom the communication’s attention has been marked:

If to the Company:	If to Consultant:

Cosmos Group Holdings, Inc.

Rooms 1705-6, 17th Floor,

Tai Yau Building,

No. 181 Johnston Road,

Wanchai, Hong Kong

Telephone: +852 3643 1111

Fax: +852 3643 1125

Email: __________________

Attn: Chief Executive Officer

Hung-Yi HUNG No. 5, Chengping Lane, Beipingli, Erlin Town, Changhua County, Taiwan 台灣彰化縣二林鎮北平里成平巷5號 Telephone: _______________ Fax: __________________ Email: ____________________

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10.5            Survival. The provisions of Sections 4.2, 5, 7 through and including 10 of this Agreement shall survive the expiration or earlier termination of this Agreement.

10.6            Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless agreed to in writing by both parties hereto. The failure of a party to insist upon strict adherence to any term, condition or other provision of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term, condition or other provision of this Agreement.

10.7            Entire Agreement, etc. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and Consultant, whether written or oral, relating to Consultant’s engagement of services. No modification, change or amendment of this Agreement or any of its provisions shall be valid unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

10.8            Captions. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.9            Facsimile; Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device, pursuant to which the signature of, or on behalf of, such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above.

10.10         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

10.11         Construction. Each party to this Agreement has participated in, cooperated in, or contributed to the drafting and preparation of this Agreement. In any construction of this Agreement, the same shall not be construed for, or against, any party, but shall be construed fairly according to its plain meaning.

10.12         Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has or has had the opportunity to consult independent legal counsel regarding the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind. This Agreement shall not be interpreted for or against any party on the basis that such party or its legal representative caused part or all of this Agreement to be drafted.

[Signatures on the following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COSMOS GROUP HOLDINGS, INC.
a Nevada corporation

By:
Miky Y.C. Wan
Chief Executive Officer,
Interim Chief Financial Officer and President

CONSULTANT

Hung-Yi HUNG

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EXHIBIT A

LIST OF SERVICES

1.	Provide a reasonably concrete three to five-year research and development plan (the "Plan") for the Company
2.	Develop strategic partnerships required by the Plan

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EXHIBIT B

PROPRIETARY INFORMATION, INVENTIONS AND NON-COMPETITION AGREEMENT

This PROPRIETARY INFORMATION, INVENTIONS and NON-COMPETITION AGREEMENT (the “Agreement”) is made and entered into as of July 19, 2019 (the “Effective Date”), by and between Cosmos Group Holdings, a Nevada corporation (“Corporation”) and Hung-Yi HUNG (“Consultant”).

RECITALS

WHEREAS, the parties desire to assure the confidential status and proprietary nature of the information which may be disclosed by Corporation to the Consultant; and

AGREEMENT

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.	Nondisclosure.

1.1 Recognition of Corporation’s Rights; Nondisclosure. At all times during the period of time Consultant is engaged as a consultant, independent contractor or employee of the Corporation (“Service Period”) and provides the necessary and requested services in such capacity (“Services”), Consultant will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Corporation’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with Service to the Corporation, or unless the Corporation expressly authorizes such disclosure in writing. Consultant will obtain Corporation’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Services and/or incorporates any Proprietary Information. Consultant hereby assigns to the Corporation any rights Consultant may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Corporation and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Corporation, including that which Consultant may produce in service to the Corporation. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, pricing strategies, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other service providers of the Corporation.

1.3 Third Party Information. Consultant understands, in addition, that the Corporation has received and in the future will receive from third parties, including clients, customers, consultants, licensees or affiliates, confidential or proprietary information (“Third Party Information”). Consultant understands that the Corporation has a duty to maintain the confidentiality of such Third Party Information and to use it only for certain limited purposes. During the Service Period and thereafter, Consultant will hold Third Party Information in the strictest confidence and will not disclose Third Party Information to anyone (other than Corporation personnel who need to know such information in connection with their work for the Corporation) or use Third Party Information (except in connection with the performance of Consultant’s Services for the Corporation), unless expressly authorized by the Corporation in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During the Service Period, Consultant will not improperly use or disclose any confidential information or trade secrets, if any, of any former or current employer or any other person to whom Consultant has an obligation of confidentiality, and Consultant will not bring onto the Corporation premises any unpublished documents or any property belonging to any former or current employer or any other person to whom Consultant has an obligation of confidentiality unless consented to in writing by that former or current employer or person. In the performance of his duties, Consultant will only use information which is generally known and used by persons with training and experience comparable to his own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Corporation.

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2.	Assignment of Inventions.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secrets, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which Consultant made prior to the commencement of the Service Period are excluded from the scope of this Agreement. To preclude any possible uncertainty, Consultant has set forth on Attachment B (Previous Inventions) attached hereto a complete list of all Inventions that Consultant has or caused to be (alone or jointly with others) conceived, developed or reduced to practice prior to the commencement of the Service Period, that Consultant considers to be his property or the property of third parties and that Consultant wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If such disclosure would cause Consultant to violate any prior confidentiality agreement, Consultant shall not list such Prior Inventions in Attachment B but only disclose a cursory name for each such Invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Attachment B for such purpose. If no such disclosure is attached, Consultant represents that there are no Prior Inventions. If, during the Service Period, Consultant incorporates a Prior Invention into a Corporation product, process or machine, the Corporation is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, Consultant agrees that he will not incorporate, or permit to be incorporated, Prior Inventions in any Corporation Inventions without the Corporation’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, Consultant hereby assigns, and agrees to assign in the future when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable, to the Corporation all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the Service Period. Inventions assigned to the Corporation, or to a third party as directed by the Corporation pursuant to this Section 2, are hereinafter referred to as “Corporation Inventions.”

2.4 Non-assignable Inventions. This Agreement does not apply to an Invention which the Consultant developed entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

•	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

•	Result from any Services performed by the Consultant for the Company.

2.5. Limited Exclusion Notification. Consultant has reviewed the notification on Attachment A (Limited Exclusion Notification) and agrees that his signature acknowledges receipt of the notification.

2.6 Obligation to Keep Corporation Informed. During the Service Period, and for twelve (12) months after termination of the Service Period, Consultant will fully disclose in writing to the Corporation all Inventions authored, conceived or reduced to practice by Consultant, either alone or jointly with others, within no more than thirty (30) days after creation. In addition, Consultant will disclose to the Corporation all patent applications filed within a year after termination of the Service Period by Consultant, or on his behalf, within no more than thirty (30) days after filing. At the time of each such disclosure, Consultant will advise the Corporation in writing of any Inventions that he believes fully qualify for exemption under Section 2.4 of this Agreement, and Consultant will, at that time, provide all written evidence necessary to substantiate that belief. The Corporation will keep in confidence and will not use for any purpose or disclose to third parties without Consultant’s consent any confidential information disclosed in writing to the Corporation pursuant to this Agreement relating to Inventions that qualify fully for exemption under the provisions of Section 2.4 of this Agreement. Consultant will preserve the confidentiality of any Invention that does not fully qualify for exemption under Section 2.4 of this Agreement.

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2.7 Works for Hire. Consultant acknowledges that all original works of authorship which are made by Consultant (solely or jointly with others) within the scope of Service and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101) and shall be the sole property of the Corporation.

2.8 Enforcement of Proprietary Rights. Consultant will assist the Corporation, or its nominee, to obtain and enforce United States and foreign Proprietary Rights relating to Corporation Inventions in any and all countries, and such Proprietary Rights and Corporation Inventions shall be and remain the sole and exclusive property of the Corporation, or its nominee, whether or not patented or copyrighted. Accordingly, Consultant will promptly execute, verify and deliver such documents and perform such other acts (including appearances as a witness and assistance or cooperation in legal proceedings) as the Corporation may reasonably request in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. This obligation shall survive and continue beyond the termination of the Service Period, but the Corporation shall compensate Consultant at a reasonable rate after his termination for the time actually spent providing such assistance.

2.9 Appointment of Corporation as Agent. If, after reasonable effort, the Corporation is unable to secure Consultant’s signature on any document needed in connection with the actions specified herein, Consultant hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as Consultant’s agents and attorneys-in-fact, which appointment is coupled with an interest, to act for and in Consultant’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by Consultant. Consultant hereby waives and quitclaims to the Corporation any and all claims, of any nature whatsoever, which Consultant now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Corporation.

3.	Records.

Consultant agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Corporation) of all Proprietary Information developed by Consultant and all Inventions made by Consultant during the Service Period, which records shall be available to and remain the sole property of the Corporation at all times.

4.	Non-Competition Obligation.

Consultant agrees that during the Service Period, Consultant will not provide any services or engage in any employment or business activity which is competitive with, or would otherwise conflict with, Consultant’s Service to the Corporation, without the Corporation’s express written consent. Consultant agrees further that during the Service Period and for two (2) years after the termination of the Service Period, Consultant will not, either directly or through others, use trade secret information of the Company to solicit or attempt to solicit any customer, vendor, employee, independent contractor or consultant of the Corporation to terminate his or her relationship with the Corporation in order to become a customer, vendor, employee, consultant or independent contractor to or for any other person or entity including, without limitation, Consultant.

5.	Non-Solicitation With the Corporation.

Consultant covenants and agrees that, for a period of two (2) years following termination of the Service Period, Consultant will not use trade secret information of the Corporation to solicit or engage in competitive business with Corporation’s existing or potential vendors or customers at the time of his separation from the Corporation and Consultant will not encourage or solicit any customer, vendor, employee or consultant to leave the Corporation for any reason.

6.	No Conflicting Obligation.

Consultant represents that his performance of all the terms of this Agreement and as a Consultant to the Corporation does not and will not breach any agreement to keep information acquired by Consultant prior to the Service Period in confidence or trust. Consultant has not entered into, and agrees he will not enter into, any agreement either written or oral in conflict herewith.

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7.	Return of Corporation Documents.

Upon termination of the Service Period, Consultant will deliver to the Corporation any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing, comprising or disclosing any Corporation Inventions, Proprietary Information and Third Party Information. Consultant further agrees that any property situated on the Corporation’s premises and owned by the Corporation, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Corporation at any time with or without notice. Prior to leaving, Consultant will cooperate with the Corporation in completing and signing the Corporation’s termination statement, which will include, at a minimum, the certifications set forth in Attachment C.

8.	Legal and Equitable Remedies.

Because Consultant’s services are personal and unique and because Consultant may have access to and become acquainted with the Proprietary Information of the Corporation, the Corporation shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Corporation may have for a breach of this Agreement.

9.	Notices.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or, if sent by certified or registered mail, three (3) days after the date of mailing.

10.	General Provisions.

10.1 Governing Law; Consent to Personal Jurisdiction; Attorney’s Fees. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The Corporation and Consultant hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

10.2 Severability. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3 Successors and Assigns. This Agreement will be binding upon Consultant’s heirs, executors, administrators and other legal representatives and will be for the benefits of the Corporation, its successors, and its assigns.

10.4 Survival. Consultant agrees that the provisions of this Agreement shall survive the termination of the Service Period and the assignment of this Agreement by the Corporation to any successor-in-interest or other assignee, regardless of the reason or reasons for termination and whether such termination is voluntary or involuntary.

10.5 Nature of Relationship. This Agreement shall not be deemed nor does it create an employment contract between the Corporation (or any of its subsidiaries or related companies) and Consultant. Consultant is an independent contractor and shall not be deemed an employee of the Corporation for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or any other purpose. Consultant’s term of service is defined in Section 7 of the Consultant Retainer Agreement between Consultant and the Company signed concurrently herewith.

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10.6 Waiver. No waiver by the Corporation of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Corporation of any right under this Agreement shall be construed as a waiver of any other right. The Corporation shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Advice of Counsel. Consultant acknowledges that, in executing this Agreement, Consultant has had the opportunity to seek the advice of independent legal counsel, and Consultant has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

10.8 Modification. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Consultant and the Corporation. Consultant agrees that any subsequent change or changes in Consultant’s duties, salary, or compensation shall not affect the validity or scope of this Agreement.

10.9 Entire Agreement. The obligations of this Agreement shall apply to any time during which Consultant previously provided service, or will in the future provide service, to the Corporation as a consultant or agent if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The headings in this Agreement are used for convenience only and are not to be considered a part of this Agreement or be used to interpret the meaning of any part of this Agreement.

10.10 Counterparts. This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

[The remainder of this page has been intentionally left blank. Signature page(s) to follow]

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I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT ATTACHMENT B TO THIS AGREEMENT. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Dated:

By:

Printed Name:	Hung-Yi HUNG

ACCEPTED AND AGREED TO:

COSMOS GROUP HOLDINGS, INC.
By:	Miky Y.C. Wan

Its:	Chief Executive Officer, Interim Chief Financial Officer and President

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